Exhibit 10.1
Second Amendment to
Credit Agreement

This Second Amendment to Credit Agreement (this “Amendment”) is dated as of March 30, 2012 by and among Alliance Data Systems Corporation (the “Borrower”), the Guarantors party hereto, the Banks party hereto, SunTrust Bank and Wells Fargo Bank, N.A., as Co-Administrative Agents, and Wells Fargo Bank, N.A., as Administrative Agent and Letter of Credit Issuer.

w i t n e s s e t h:

Whereas, the Borrower, the Guarantors, the Banks, and the Bank of Montreal as Administrative Agent have heretofore executed and delivered a Credit Agreement dated as of May 24, 2011, as amended by the First Amendment thereto dated as of September 20, 2011 (as so amended, the “Credit Agreement”; terms defined therein being used herein as so defined unless otherwise defined herein);

Whereas, the Borrower has requested that the maturity date of the Term Loans be extended to May 24, 2017;

Whereas, each Bank listed on Schedule I hereto has agreed to so extend its outstanding Term Loan in the amount stated opposite its name on Schedule I hereto;

Whereas, by letter dated January 27, 2012, Bank of Montreal has resigned as Administrative Agent and Swing Lender, and Wells Fargo Bank, N.A. has succeeded Bank of Montreal in such capacities;

Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantors, the Banks and the Administrative Agent hereby agree as follows:

Article I
Amendments

1.1.Section 1.1 of the Credit Agreement is hereby amended by inserting in alphabetical order new definitions to read as follows (and such new defined terms shall also be applicable for purposes of this Amendment):

“Extended Maturity Date” means May 24, 2017.

“Extended Term Loan” means with respect to any Extending Term Loan Bank at any time, the portion of such Bank’s outstanding Term Loan extended pursuant to the Second Amendment or pursuant to Section 2.18.

“Extending Term Loan Bank” means any Bank that has agreed to extend all or a portion of its outstanding Term Loan until the Extended Maturity Date pursuant to the Second Amendment or pursuant to Section 2.18.

“Non-Extended Term Loan” means any outstanding Term Loan that is not an Extended Term Loan.

“Non-Extending Term Loan Bank” means any Bank that holds any Non-Extended Term Loan.

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Banks party thereto and the Administrative Agent.

“Second Amendment Effective Date” means March 30, 2012.

1.2.Section 1.1 of the Credit Agreement is hereby amended by replacing paragraph (iii) of the term “Interest Period” in its entirety and as so amended shall read as follows:

(iii)(A)any Interest Period for any Loan (other than an Extended Term Loan) that would otherwise end after the Maturity Date shall end on the Maturity Date (unless such date is not a Business Day, in which case such Interest Period shall end on the latest Business Day to occur prior to the Maturity Date) and (B) any Interest Period for an Extended Term Loan that would otherwise end after the Extended Maturity Date shall end on the Extended Maturity Date (unless such date is not a Business Day, in which case such Interest Period shall end on the latest Business Day to occur prior to the Extended Maturity Date).

1.3.The term “Letter of Credit Issuer” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Letter of Credit Issuer” means the Wells Fargo Bank, N.A. (or any of its affiliates) in its individual capacity and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent (in the Administrative Agent’s reasonable discretion) agrees, in such Bank’s sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit.  The Letter of Credit Issuer on the Effective Date was the Bank of Montreal (and its affiliate BMO Harris Bank N.A.) in its individual capacity.  As of the Second Amendment Effective Date, the Letter of Credit Issuer is Wells Fargo Bank, N.A. in its individual capacity.

 1.4.The term “Term Loan” in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

From and after the Second Amendment Effective Date, the Term Loans shall be comprised of Extended Term Loans and Non-Extended Term Loans.

1.5.Section 2.2(b) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(b)The Borrower shall give the Swing Lender a Notice of Borrowing in respect of Swing Loans not later than (i) 1:00 p.m. (Chicago, Illinois time) in the case of Swing Loans denominated in U.S. Dollars and (ii) 9:00 a.m. (Chicago, Illinois time) in the case of Swing Loans denominated in Canadian Dollars, in each case on the date of Borrowing of such Swing Loans (which shall be a Domestic Business Day), specifying the amount of such Borrowing.

1.6.Section 2.5(b) of the Credit Agreement is hereby amended by inserting immediately following the phrase “Term Loan” appearing therein the following:

(other than any additional Term Loan advanced pursuant to Section 2.16, which shall be governed by the applicable Commitment Amount Increase)

1.7.Section 2.5(b) of the Credit Agreement is hereby further amended by amending the proviso at the end thereof in its entirety and as so amended shall read as follows:

; provided that to the extent not previously paid (i) the aggregate unpaid principal balance of the Non-Extended Term Loans shall be due and payable on the Maturity Date, (ii) the aggregate unpaid principal balance of the Extended Term Loans shall be due and payable as provided in Section 2.5(c) and (iii) the aggregate unpaid principal balance of any Term Loans advanced pursuant to Section 2.16 shall be due and payable as set forth in the applicable Commitment Amount Increase.

1.8.Section 2.5 of the Credit Agreement is hereby further amended by inserting the following at the end thereof as new Section 2.5(c):

(c)In addition to the principal payments listed in Section 2.5(b), commencing on June 30, 2016, the Borrower unconditionally promises to pay to the Administrative Agent for the account of each Extending Term Loan Bank the then unpaid principal amount of the Extended Term Loan of such Bank in installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for such Extending Term Loan Bank equal to the original aggregate principal amount as of the Effective Date (or, in the case of Term Loans advanced pursuant to Section 2.16, the date such Term Loan was advanced) of the Term Loans of such Extending Term Loan Bank (or its predecessor in interest with respect to such Term Loan), to the extent that such Term Loans have become Extended Term Loans, multiplied by the applicable percentage set forth opposite such date below (and, if applicable, as may be required pursuant to Article 6 or Section 2.16):

Installment Date	Percentage
June 30, 2016	1.25%
September 30, 2016	1.25%
December 31, 2016 March 31, 2017	1.25% 1.25%

; provided that to the extent not previously paid the aggregate unpaid principal balance of the Extended Term Loans shall be due and payable on the Extended Maturity Date.

1.9.The last sentence of Section 2.11(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Loans (other than Extended Term Loans and Term Loans advanced pursuant to Section 2.16) shall be repaid in full on the Maturity Date, (ii) all then outstanding Extended Term Loans shall be repaid in full on the Extended Maturity Date and (iii) all outstanding Term Loans advanced pursuant to Section 2.16 shall be repaid in full as provided in the applicable Commitment Amount Increase.

1.10.Section 2.16(c)(A)(iii) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(iii)shall not mature earlier than the Extended Maturity Date,

1.11Section 2.16 of the Credit Agreement is hereby further amended by inserting the following at the end thereof as new Section 2.16(e):

(e) Effective as of the Second Amendment Effective Date, the Borrower, the Administrative Agent and the Co-Administrative Agents have agreed to Commitment Amount Increases totaling $125,000,000 of additional Revolving Credit Commitments and $125,500,000 of additional Term Loans pursuant to Commitment Amount Increase Requests in compliance with Section 2.16(b).

1.12.Article 2 of the Credit Agreement is hereby further amended by adding the following new Section 2.18 after the end of Section 2.17:

Section 2.18.  Future Extensions.  Notwithstanding anything herein to the contrary:

(a)At any time after the Second Amendment Effective Date, any Non-Extending Term Loan Bank may, with the consent of the Borrower (but without the consent of the Administrative Agent, the Co-Administrative Agents or any other Bank), extend all, or any portion of, its Non-Extended Term Loan (but if electing to extend only a portion of its Non-Extended Term Loan, in an aggregate amount not less than $5,000,000), to May 24, 2017, subject to Section 2.5(c), converting such Non-Extended Term Loan (or portion thereof) into an Extended Term Loan and such Bank (as to the portion so extended) into an Extended Term Loan Bank.

(b)At any time after the Second Amendment Effective Date, and from time to time, the Borrower may request and any Bank may agree to extend the maturity date applicable to all or any portion of its Term Loan or Revolving Credit Commitment to a date after the Extended Maturity Date (with respect to Term Loans) or after the Maturity Date (with respect to Revolving Credit Commitments).  Any such extensions under this Section 2.18(b) shall only require the consent of the Borrower, such Bank, the Administrative Agent and the Co-Administrative Agents (in each case with respect to the Administrative Agent and the Co-Administrative Agents, which consent shall not be unreasonably withheld, delayed or conditioned), and this Agreement may be amended accordingly as needed to implement such extension for such Bank, but as conditions to any such extension (i) the Borrower’s request for such extension shall be in a minimum amount of $50,000,000 of Term Loans or Revolving Credit Commitments, as applicable, (ii) the request for such extension and the opportunity to extend its Term Loan or Revolving Credit Commitment, as applicable, shall be made available pro rata to all Banks holding Term Loans or Revolving Credit Commitments, as applicable, (iii) no Default shall have occurred and be continuing at the time of the request or the effective date of the extension or will result therefrom, and (iv) all representations and warranties contained in Article 4 hereof shall be true and correct in all material respects at the time of such request and on the effective date of such extension.

Article II
Extension of Maturity Date

Each Bank listed on Schedule I hereto extends the final maturity date applicable to the amount of its Term Loans stated opposite its name on Schedule I hereto to May 24, 2017 (with such required quarterly installment payments as detailed in Sections 2.5(b) and 2.5(c) of the Credit Agreement, after giving effect to this Second Amendment).  The final maturity date applicable to each Non-Extended Term Loan shall be the Maturity Date.  The Extending Term Loan Banks understand and agree that the Non-Extended Term Loans shall become due and be payable, together with all interest and fees related thereto, on the Maturity Date, which is prior to the Extended Maturity Date.

Article III
Replacement of Agent

3.1.On January 27, 2012, Bank of Montreal notified the Borrower and the Banks that it was resigning as Administrative Agent and Swing Lender, and hereby further resigns as Co-Administrative Agent and Letter of Credit Issuer.  In accordance with Section 7.8 of the Credit Agreement, effective as of the date hereof, (a) the undersigned Banks, constituting the Required Banks, hereby appoint Wells Fargo Bank, N.A., as the successor Administrative Agent and Co-Administrative Agent under the Credit Agreement and the other Credit Documents, (b) the Borrower hereby consents to the appointment of Wells Fargo Bank, N.A., as successor Administrative Agent and Co-Administrative Agent under the Credit Agreement and the other Credit Documents and (c) Wells Fargo Bank, N.A., hereby accepts its appointment as the successor Administrative Agent and Co-Administrative Agent under the Credit Agreement and the other Credit Documents.  Effective as of the Second Amendment Effective Date, (i) Wells Fargo Bank, N.A., shall succeed to, and be vested with, all of the rights, powers, privileges and duties of the Administrative Agent and Co-Administrative Agent in its capacity as Administrative Agent and Co-Administrative Agent, respectively, under the Credit Agreement and the other Credit Documents, (ii) all references to the Administrative Agent and to Bank of Montreal as Co-Administrative Agent in the Credit Agreement and the other Credit Documents shall hereafter refer to Wells Fargo Bank, N.A., in its capacity as Administrative Agent and Co-Administrative Agent, respectively and (iii) Bank of Montreal shall be discharged from the duties and obligations of Administrative Agent, Co-Administrative Agent and Letter of Credit Issuer under the Credit Agreement and the other Credit Documents.

3.2.Effective as of the date hereof, Wells Fargo Bank, N.A. hereby agrees to serve as Letter of Credit Issuer and Swing Lender under the Credit Agreement.

Article IV
Conditions Precedent

4.1.This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors, the Required Banks, and each affected Bank;

(b)the Administrative Agent shall have received certified copies of resolutions of the boards of directors (or equivalent governing body) of the Borrower and each Guarantor authorizing the execution and delivery of this Amendment and indicating the authorized signers of this Amendment and the specimen signatures of such signers;

(c)the Administrative Agent shall have received copies of the Borrower’s and each Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(d)the Administrative Agent shall have received an opinion of counsel to the Credit Parties in a form reasonably acceptable to the Administrative Agent and Co-Administrative Agents covering such matters relating to the transactions contemplated hereby as the Administrative Agent or either Co-Administrative Agent may reasonably request; and

(e)the Borrower shall have paid the fees as agreed between the Borrower and the Co-Lead Arrangers in the Fee Letter dated March 6, 2012.

Article V
Miscellaneous

5.1.To induce the Administrative Agent, Co-Administrative Agents and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, Co-Administrative Agents and the Banks that:  (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and each other Credit Party and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower and each other Credit Party, enforceable against the Borrower and each other Credit Party in accordance with its terms; and (d) no consent, approval, authorization, order, registration or qualification with any Governmental Authority is required for, and the absence of which would materially adversely affect, the legal and valid execution and delivery or performance by the Borrower or any other Credit Party of this Amendment or the performance by the Borrower or any other Credit Party of the Credit Agreement, as amended by this Amendment.

5.2.This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

5.3.Except as specifically provided above, the Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.  The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent, the Co-Administrative Agents or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.  This Amendment shall be a Credit Document as defined in the Credit Agreement.

5.4.This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York.

[Signature Pages follow]

Alliance Data Systems Corporation, as Borrower

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Executive Vice President and Chief Financial Officer

ADS Alliance Data Systems, Inc., as a Guarantor

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Executive Vice President and Chief Financial Officer

Epsilon Marketing Services, LLC, as a Guarantor

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Vice President

Epsilon Data Management, LLC, as a Guarantor

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Vice President

Alliance Data Foreign Holdings, Inc., as a Guarantor

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Vice President

ADS Foreign Holdings, Inc., as a Guarantor

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Vice President

Comenity LLC, as a Guarantor

By /s/ Cynthia L. Hageman
Name: Cynthia L. Hageman
Title: Assistant Secretary

Alliance Data FHC, Inc., as a Guarantor

By /s/ Charles L. Horn
Name: Charles L. Horn
Title: Vice President

Wells Fargo Bank, N.A., as Administrative Agent and Co-Administrative Agent

By /s/ Terry Dallas
Name: Terry Dallas
Title: EVP

  Wells Fargo Bank, N.A., individually as a Bank,
as Letter of Credit Issuer and as Swing Lender

By /s/ Terry Dallas
Name: Terry Dallas
Title: EVP

SunTrust Bank, individually as a Bank and as Co-Administrative Agent

By /s/ David A. Bennett
Name: David A. Bennett
Title: Vice President

Bank of America, N.A.

By /s/ Steven A. Mackenzie
Name: Steven A. Mackenzie
Title: Senior Vice President

Barclays Bank PLC

By /s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

JPMorgan Chase Bank, N.A.

By /s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

Royal Bank of Canada

By /s/ Scott Umbs
Name: Scott Umbs
Title: Authorized Signatory

Bank of Montreal

By /s/ Mark W. Piekos
Name: Mark W. Piekos
Title: Managing Director

Credit Suisse AG, Cayman Islands Branch

By /s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

By /s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

Scotiabanc Inc.

By /s/ J. F. Todd
Name: J. F. Todd
Title: Managing Director

Sumitomo Mitsui Banking Corporation

By /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

CIBC, Inc.

By /s/ Erin Roche
Name: Erin Roche
Title: Executive Director

By  /s/ Zhen Na
     Name:  Zhen Na
     Title:  Director

Mizuho Corporate Bank, Ltd.

By /s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

The Royal Bank of Scotland plc

By /s/ Fergus Smail
Name: Fergus Smail
Title: Director

The Huntington National Bank

By /s/ Amanda M. Sigg
Name: Amanda M. Sigg
Title: Vice President

KeyBank National Association

By /s/ David A. Wild
Name: David A. Wild
Title: Sr. Vice President

The Northern Trust Company

By /s/ Morgan A. Lyons
Name: Morgan A. Lyons
Title: Senior Vice President

Union Bank, N.A.

By /s/ Eric Wilson
Name: Eric Wilson
Title: Senior Credit Analyst

PNC Bank National Association

By /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President

Raymond James Bank FSB

By /s/ Joseph A. Ciccolini
Name: Joseph A. Ciccolini
Title: Vice President – Senior Corporate Banker

Manufacturers Bank

By /s/ Sean R. Walker
Name: Sean R. Walker
Title: Vice President

Modern Bank, N.A.

By /s/ Daniel Bennett
Name: Daniel Bennett
Title: Senior Vice President, Deputy Chief Credit Officer